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                                                                    Exhibit 3.18


                            ARTICLES OF INCORPORATION


         The undersigned, desiring to form a corporation (herein after referred to as "Corporation") pursuant to the provisions of: Indiana Business Corporation Law

         As amended, executes the following Articles of Incorporation:

                                ARTICLE I - NAME

Name of Corporation:         UNIPLAST MIDWEST, INC.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Registered Agent:            The name and street address of the Corporation's
                             Registered Agent and Registered Office for service of process are:

Name of Registered Agent:    Robert T. Thopy

Address of Registered Office (street or building):  30 E. Washington St., Suite
                                                    400, Shelbyville, Indiana
                                                    46176

Principal Office:            The post office address of the principal office of
                             the Corporation is:  225 Hughes Road, P.O. Box
                             2000, Orillia, Ontario  L3V6R9

                        ARTICLE III -- AUTHORIZED SHARES

Number of shares:            10,000

                           ARTICLE IV - INCORPORATORS

                               William A. Swinimer
                                 225 Hughes Road
                             Orillia, Ontario L3V6R9

         In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 3rd day of March, 1997.

                                                     /s/ William A. Swinimer

         This instrument was prepared by Robert T. Thopy, 30 E. Washington Street, Suite 400, Shelbyville, Indiana 46176.